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                                                                      EXHIBIT 99



                                                    Contact: HMI Industries Inc.
                                                             James R. Malone
                                                             Carl H. Young III
                                                             (216) 986-8111



FOR IMMEDIATE RELEASE

     HMI Industries Inc. Announces Chief Financial Officer Resignation and Replacement

CLEVELAND, Ohio, February 4, 2000...HMI Industries Inc. announced that Robert Benedict has tendered his resignation as Executive Vice President, Chief Financial Officer and Treasurer effective February 15, 2000 to pursue other interests. Mr. Benedict's responsibilities will be assumed by Ms. Julie A. McGraw, Vice President and Chief Accounting Officer. Ms. McGraw was elected Corporate Controller and Chief Accounting Officer in March 1998 and was elected Vice President in December 1998. She has been with the Company since July 1996.

HMI is a globally oriented, direct selling company engaged in the manufacture and sale of high filtration portable surface cleaners, central vacuum cleaning systems and portable room air cleaners. The company's high filtration portable surface cleaner and portable room air cleaner are sold under the trade names Filter Queen(R), Princess(R), Majestic(R), Empress(R) and Defender(R) and its central vacuum cleaning system is sold under the trade names Vacu-Queen(R) and Majestic II(R). The Company's shares are traded on the OTC Bulletin Board under the symbol "HMII.OB."



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